                                                                   EXHIBIT 99.1

                            [KIRBY CORPORATION LOGO]

KIRBY CORPORATION                             CONTACT:  STEVE HOLCOMB
                                                        713-435-1135

FOR IMMEDIATE RELEASE


                          KIRBY CORPORATION ANNOUNCES
                          2003 SECOND QUARTER RESULTS

     o 2003 SECOND QUARTER EARNINGS PER SHARE WERE $.48, A 33% INCREASE COMPARED WITH $.36 EARNED IN THE 2002 SECOND QUARTER

     o RESULTS WERE POSITIVELY IMPACTED BY HIGHER VOLUMES AND IMPROVED OPERATING CONDITIONS

     o 2003 THIRD QUARTER EARNINGS PER SHARE GUIDANCE IS $.42 TO $.46 VERSUS $.49 EARNED IN THE 2002 THIRD QUARTER, WHICH INCLUDED A $.06 PER SHARE FAVORABLE ADJUSTMENT TO ACCRUED INSURANCE LIABILITIES

     o    2003 YEAR EARNINGS PER SHARE GUIDANCE REMAINS AT $1.65 TO $1.75

HOUSTON, TEXAS (JULY 24, 2003) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced net earnings for the second quarter ended June 30, 2003 of $11,789,000, or $.48 per share, compared with $8,756,000, or $.36 per share, for the second quarter of 2002. Consolidated revenues for the 2003 second quarter were $158,739,000 compared with $129,478,000 for the 2002 second quarter. EBITDA per share for the 2003 second quarter was $1.47 compared with $1.18 for the 2002 second quarter.

Kirby reported net earnings for the first six months of 2003 of $18,657,000, or $.77 per share, compared with $17,564,000, or $.72 per share, for the first six months of 2002. Consolidated revenues for the first six months of 2003 were $306,939,000 compared with $260,915,000 for the first six months of 2002. EBITDA per share for the first six months of 2003 was $2.57 compared with $2.37 for the same period of 2002.

Marine transportation revenues increased 28% for the 2003 second quarter compared with the second quarter of 2002, with operating income increasing 35% during the same period. For the first six months of 2003, marine transportation revenues increased 21% and operating income increased 10% when compared with the 2002 first half. The increases reflected the October 2002 transaction with Coastal Towing, Inc. ("Coastal"), whereby Kirby purchased 10 tank barges and 13 towboats and assumed the management for Coastal's remaining 54 active black oil tank barges. In addition, the increases reflect the January 2003 purchase of the inland marine fleet of SeaRiver Maritime, Inc.

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("SeaRiver"), the U.S. marine transportation affiliate of Exxon Mobil
Corporation. The SeaRiver fleet included 48 double hull inland tank barges and seven towboats, and the assumption of the leases on 16 double hull tank barges. Kirby also entered into a contract to provide inland marine transportation services to SeaRiver.

The marine transportation segment benefited from an improved upriver refined products market, as low Midwest gasoline inventory levels and the Gulf Coast versus Chicago gasoline price differentials encouraged the movement of Gulf Coast sourced refined products into the Midwest. The segment was also positively impacted by stronger volumes of petrochemicals used in the production of gasoline blending components and the effects of additional volumes from the SeaRiver acquisition. The demand for black oil products movements remained strong as residual fuel continued to serve as a substitute for natural gas and cat cracker feedstock for the production of refined products. Volumes from the upriver transportation of petrochemicals remained relatively constant with the 2003 first quarter, but higher than 2002 second quarter volumes. With natural gas prices remaining high the entire 2003 second quarter, U.S. production of nitrogen based fertilizer was curtailed, and volumes of liquid fertilizer moved were lower than in the second quarter of 2002.

The diesel engine services segment's second quarter 2003 revenues were slightly below 2002 second quarter levels, while operating income for the same quarters was down 17%. Continued poor offshore oil service and Midwest dry cargo markets negatively affected the segment. The power generation market benefited from parts sales to the nuclear industry during the second quarter of 2003.

Joe Pyne, Kirby's President and Chief Executive Officer, commented, "Improved operating conditions and lower fuel costs helped the second quarter. The acquisitions of the Coastal and SeaRiver inland tank barge assets continue to be additive to earnings. Our core petrochemical business remains stable, which is encouraging, given the apparent decline in rail chemical volumes over most of the second quarter."

Mr. Pyne further commented, "Looking at anticipated market conditions for the 2003 third quarter, we expect our petrochemical volumes to be stable. With high natural gas prices, our black oil volumes should remain strong based on the demand for residual fuel, which serves as a substitute fuel for natural gas. We anticipate refined products volumes to weaken, due to stable Midwest inventories. With low Midwest inventories of agricultural chemicals and high natural gas prices curtailing U.S. fertilizer production, we anticipate the transportation of fertilizer to improve as domestic production is replaced by foreign imports."

Further commenting on the third quarter as well as the 2003 year, Mr. Pyne said, "Based on the above noted market conditions and the continued uncertainty in the U.S. economy, our earnings per share guidance for the 2003 third quarter is $.42 to $.46, which includes the effects of Hurricane Claudette, which will negatively impact our July performance. This guidance compares with $.49 per share we earned in the 2002 third quarter, which included a $.06 per share favorable adjustment to accrued insurance liabilities. For the 2003 year, we are maintaining our earnings per share guidance of $1.65 to $1.75. This

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guidance compares with 2002 net earnings per share of $1.13 per share, which included $.51 per share of impairment charges."

On May 6, 2003, Kirby announced the signing of a contract with Trinity Industries, Inc. for the construction of 16 double hull, 30,000 barrel capacity, inland black oil tank barges, with a total purchase price of approximately $29,000,000. Seven of the tank barges are anticipated to be delivered in 2003 and nine in the first half of 2004. Under the barge management agreement signed with Coastal in October 2002, Coastal had the right to purchase certain of the new tank barges under construction; however, Coastal has elected not to replace their tank barges that are currently out-of-service. Going forward, the tank barge capacity that Coastal removes from service and does not replace will be replaced by Kirby.

In an effort to provide Kirby's shareholders and potential investors with more information concerning Kirby, this earnings press release and future earnings releases will be expanded to include condensed consolidated statements of earnings, separate marine transportation and diesel engine services statements of earnings, and marine transportation performance measurements for the 2003 and 2002 second quarters and first six months. The performance measurements include ton miles, revenues per ton mile, towboats operated and delay days. Definitions of the performance measurements are included after the measurement table on page 7 of this press release. Comparable marine transportation performance measurements by quarter for the 2002 year and the first two quarters of 2003 are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.

Kirby has scheduled a conference call at 10:00 a.m. central time today, July 24, 2003, to discuss the 2003 second quarter and first six months, and the outlook for the 2003 third quarter and full year. The conference call number is 888-390-3403 for domestic callers and 210-839-8505 for international callers. The passcode is Kirby and the leader's name is Steve Holcomb. An audio playback will be available starting at approximately 12:00 noon central time on July 24 through 5:00 p.m. on Friday, August 22, 2003, by dialing 888-568-0133 for domestic callers and 402-530-7800 for international callers. The conference call can also be accessed by visiting Kirby's homepage at http://www.kirbycorp.com/ or at http://www.vcall.com/. A replay will be available on each of those Web Sites following the conference call.

The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2003 and 2002 first and second quarters and first six months with GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through

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the diesel engine services segment, Kirby provides after-market service for large medium-speed diesel engines used in marine, power generation and industrial, and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and the number of acquisitions made by Kirby. A listing of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                          CONFERENCE CALL INFORMATION

DATE:       JULY 24, 2003
TIME:       10:00 A.M. CENTRAL TIME
U.S.:       888-390-3403
INT'L:      210-839-8505
LEADER:     STEVE HOLCOMB
PASSCODE:   KIRBY
WEBCAST:    http://www.kirbycorp.com/ or http://www.vcall.com/


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


A summary of the results for the second quarter and first six months follows:

                 Condensed CONSOLIDATED Statements of Earnings

                                                                     Second Quarter                           Six Months
                                                              ------------------------------      ------------------------------
                                                                   2003            2002               2003             2002
                                                              ------------     -------------      -------------   --------------
                                                                     (unaudited, $ in thousands except per share amounts)
Revenues:
    Marine transportation....................................$     137,156    $      107,346    $      262,221     $     216,336
    Diesel engine services...................................       21,583            22,132            44,718            44,579
                                                               -----------      ------------       -----------        ----------
                                                                   158,739           129,478           306,939           260,915
                                                               -----------      ------------       -----------        ----------
Costs and expenses:
    Costs of sales and operating expenses....................      101,153            82,746           202,004           166,216
    Selling, general and administrative.....................        18,751            15,488            36,312            32,688
    Taxes, other than on income.............................         3,485             2,209             6,536             4,558
    Depreciation and other amortization.....................        12,894            11,497            25,126            23,019
    Loss (gain) on disposition of assets....................           126               (27)              133              (168)
                                                               -----------      ------------       -----------        ----------
                                                                   136,409           111,913           270,111           226,313
                                                               -----------      ------------       -----------        ----------

       Operating income.....................................        22,330            17,565            36,828            34,602
    Equity in earnings of marine affiliates.................           751               137             1,187               940
    Other expense...........................................          (199)             (214)             (602)             (341)
    Interest expense.........................................       (3,867)           (3,366)           (7,321)           (6,873)
                                                               -----------      ------------       -----------        ----------

       Earnings before taxes on income......................        19,015            14,122            30,092            28,328
    Provision for taxes on income............................       (7,226)           (5,366)          (11,435)          (10,764)
                                                               -----------      ------------       -----------        ----------

       Net earnings..........................................$      11,789    $        8,756    $       18,657     $      17,564
                                                               ===========      ============       ===========        ==========

Net earnings per share of common stock:
    Basic ...................................................$         .49     $         .36    $          .77     $          .73
    Diluted..................................................$         .48     $         .36    $          .77     $          .72
Common stock outstanding (in thousands):
    Basic...................................................        24,105            24,146            24,084             24,113
    Diluted.................................................        24,412            24,551            24,370             24,549


                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                                                     Second Quarter                           Six Months
                                                              ------------------------------      ------------------------------
                                                                   2003            2002               2003              2002
                                                              ------------     -------------      -------------    -------------
                                                                     (unaudited, $ in thousands except per share amounts)
EBITDA:  (1)
    Net earnings.............................................$      11,789    $        8,756    $       18,657     $      17,564
    Interest expense.........................................        3,867             3,366             7,321             6,873
    Provision for taxes on income............................        7,226             5,366            11,435            10,764
    Depreciation and other amortization......................       12,894            11,497            25,126            23,019
                                                               -----------      ------------       -----------        ----------
                                                             $      35,776    $       28,985    $       62,539     $      58,220
                                                               ===========      ============       ===========        ==========

EBITDA per share - diluted (1)...............................$        1.47    $        1.18     $        2.57      $        2.37
Capital expenditures.........................................$      18,971    $      10,914     $      37,723      $      28,234
Acquisition of businesses and marine equipment...............$       1,500    $          --     $      37,816      $       2,800
Long-term debt, including current portion....................................................   $     295,133      $     247,769
Stockholders' equity.........................................................................   $     343,026      $     319,844
Debt to capitalization ratio.................................................................          46.2%               43.7%

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                  MARINE TRANSPORTATION STATEMENTS OF EARNINGS

                                                                     Second Quarter                          Six Months
                                                              -----------------------------      ---------------------------
                                                                   2003           2002               2003             2002
                                                              ------------    -------------      -------------   -----------
                                                                                (unaudited, $ in thousands)
Marine transportation revenues...............................$    137,156    $     107,346     $    262,221     $    216,336
                                                               ----------     ------------      -----------      -----------

Costs and expenses:
    Costs of sales and operating expenses....................      85,050           66,202          168,221          132,649
    Selling, general and administrative......................      14,837           12,141           28,620           25,776
    Taxes, other than on income..............................       3,342            2,104            6,244            4,303
    Depreciation and other amortization......................      12,145           10,716           23,650           21,464
                                                               ----------      -----------      -----------      -----------
                                                                  115,374           91,163          226,735          184,192
                                                               ----------      -----------      -----------      -----------

       Operating income......................................$     21,782    $      16,183     $     35,486     $     32,144
                                                               ==========      ===========      ===========      ===========

       Operating margins.....................................       15.9%            15.1%            13.5%            14.9%
                                                               ==========      ===========      ===========      ===========


                 DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS

                                                                     Second Quarter                          Six Months
                                                              -----------------------------      ---------------------------
                                                                   2003           2002               2003             2002
                                                              ------------    -------------      -------------   -----------
                                                                                (unaudited, $ in thousands)
Diesel engine services revenues..............................$     21,583    $      22,132     $     44,718     $     44,579
                                                               ----------     ------------      -----------      -----------

Costs and expenses:
    Costs of sales and operating expenses....................      16,076           16,473           33,705           33,432
    Selling, general and administrative......................       2,994            2,780            5,748            5,598
    Taxes, other than income.................................          77               62              160              149
    Depreciation and amortization............................         264              208              516              420
                                                               ----------      -----------      -----------      -----------
                                                                   19,411           19,523           40,129           39,599
                                                               ----------      -----------      -----------      -----------

       Operating income......................................$      2,172    $       2,609     $      4,589     $      4,980
                                                               ==========     ============      ===========      ===========

       Operating margins.....................................        10.1%            11.8%            10.3%            11.2%
                                                               ==========     ============     ============     ============

                            OTHER COSTS AND EXPENSES

                                                                     Second Quarter                          Six Months
                                                              -----------------------------      ---------------------------
                                                                   2003           2002               2003             2002
                                                              ------------    -------------      -------------   -----------
                                                                                (unaudited, $ in thousands)
General corporate expenses...................................$      1,498    $       1,254     $      3,114     $      2,690
                                                              ===========     ============      ===========      ===========
Loss (gain) on disposition of assets.........................$        126    $         (27)    $        133     $       (168)
                                                              ===========     ============      ===========      ===========

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                 MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS

                                                                       Second Quarter                     Six Months
                                                              ------------------------------   -----------------------------
                                                                   2003           2002              2003            2002
                                                              ------------    -------------    ------------     ------------
Ton Miles (in millions)  (2).................................        3,991           3,151            7,446            6,179
Revenue/Ton Mile (cents/tm) (3)..............................          3.4             3.4              3.5              3.5
Towboats operated (average)  (4).............................          226             199              228              202
Delay Days  (5).............................................         1,268           1,355            3,851            3,314
Average cost per gallon of fuel consumed.....................$         .81     $       .72      $       .91      $       .65
Tank barges:
     Active  ..................................................................................         897              811
     Inactive .................................................................................          76               66

-----------------------

(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is used by Kirby's lenders in loan covenants, by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: Second quarter 2003 revenues of $137,156,000 divided by 3,991,000,000 ton miles = 3.4 cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.


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